FOR IMMEDIATE RELEASE	Tuesday, August 6, 2019

TEGNA Inc. Reports 2019 Second Quarter Results

Announced acquisition of Dispatch Broadcast Group’s top ranked stations is a strategic fit for TEGNA’s leading Big Four affiliates and brands in top markets

Tysons, VA - TEGNA Inc. (NYSE: TGNA) today announced financial results for the second quarter ended June 30, 2019. Key operating metrics all performed in line with previously announced guidance.

SECOND QUARTER HIGHLIGHTS:

•
Total company revenue was $537 million, up two percent year-over-year, driven by subscription revenues and an improvement in advertising and marketing services. Adjusted total company revenue, excluding political, was up 7 percent year-over-year.

•	Second quarter subscription revenue of $236 million increased 13 percent, driven by rate increases.

•	Net income was $80 million in the second quarter and non-GAAP net income was $77 million.

•
Total company Adjusted EBITDA was $169 million, down one percent year-over-year. The revenue growth drivers mentioned above nearly offset the absence of high margin political advertising we benefited from last year.

•	Free cash flow for the quarter was $52 million, and the Company ended the quarter with total debt of $3.0 billion and net leverage of 4.0x.

•	GAAP earnings per diluted share were $0.37 in the second quarter and non-GAAP* earnings per diluted share were $0.35.

M&A UPDATE:

•
On June 11th the Company announced an agreement with Dispatch Broadcast Group to acquire leading television stations WTHR, the NBC affiliate and #1 rated station in Indianapolis, IN; WBNS, the CBS affiliate and #1 rated station in Columbus, OH; and WBNS Radio, the leader in sports radio in Central Ohio.

•
The transaction, structured as a stock purchase, represents a compelling purchase price multiple for the company of 7.9 times expected average 2018-2019 EBITDA, including run rate synergies. TEGNA expects the transaction to be EPS accretive within a year after close and immediately accretive to free cash flow per share.

•	On June 18th TEGNA announced its completion of the previously announced acquisition of leading 24/7 multicast networks Justice Network and Quest from Cooper Media.

•	For reference, our news releases on recent M&A transactions are:

◦	TEGNA to Acquire Dispatch Broadcast Group’s Leading, Top Ranked Stations in Indianapolis, IN and Columbus, OH

◦	TEGNA to Acquire 11 Local Television Stations in Eight Markets

◦	TEGNA Completes Acquisition of Leading Multicast Networks Justice and Quest[1]

* See “Use of Non-GAAP Information” below for more detail
1 https://www.tegna.com/tegna-completes-acquisition-of-leading-multicast-networks-justice-and-quest/ 1

CEO COMMENT:
“We are pleased with our second quarter results in terms of both performance during the quarter and from a long-term positioning perspective,” said Dave Lougee, president and chief executive officer, TEGNA. “We met the outlook for our key financial metrics provided last quarter, and remain on pace to meet our full year 2019 guidance. With our CBS renewal announced during the quarter, we now have Big Four network agreements covering nearly 99 percent of our paid subscribers going out to 2021 and beyond. Additionally, we will be negotiating and repricing approximately 85 percent of our paid subscriber base during the fourth quarter of this year and the end of 2020. As a result, we have high visibility into the cash flow growth associated with our subscription revenues.”
“We continue to augment our organic growth with disciplined capital allocation, highlighted this quarter by the announcement of our intent to acquire the Dispatch Broadcast Group stations, and the successful close of the Justice Network and Quest transaction. The Dispatch acquisition, combined with the announced acquisition of stations as a result of the Nexstar-Tribune transaction, further diversifies our portfolio of Big Four stations in strategic and complementary markets, including states projected to be key drivers of political advertising spending in the 2020 elections. As we have executed on our stated M&A strategy, we have done so within the broader objectives of our rigorous capital allocation framework. Even with these recently announced and closed acquisitions, we remain on track to return to approximately 4.1x leverage by the end of 2020.”
“As we look forward, we have good visibility into our second half drivers and are confident we will capitalize on opportunities to further drive growth for the intermediate and long-term.”

OVERVIEW OF SECOND QUARTER RESULTS
In analyzing second quarter 2019 results, investors should be reminded that TEGNA’s even-to-odd year results are negatively impacted by the absence of even-year political revenues.
Total company revenues grew two percent in the quarter, primarily due to growth in subscription and advertising and marketing services revenues, more than offsetting a $22 million year-over-year reduction in political advertising.
Subscription revenue grew 13 percent year-over-year due to the impact of rate escalators and higher rates negotiated in new agreements in the fourth quarter of 2018.
Advertising and marketing services revenue increased three percent in the quarter compared to the second quarter of 2018 as several categories improved as the quarter progressed. The diversification of our advertising and marketing services revenue is becoming increasingly evident as the softness in auto has been more than offset by the growth in the services, banking and media categories, among several others.
GAAP operating expenses were $394 million and non-GAAP operating expenses were $392 million, up four percent year-over-year, predominantly driven by higher programming fees, and in line with guidance of a mid-single digits increase. Excluding programming costs, non-GAAP expenses were down approximately one percent year-over-year.
GAAP operating income totaled $143 million and non-GAAP operating income totaled $145 million in the second quarter of 2019, down two percent. Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $169 million in the quarter and Adjusted EBITDA margin equaled 31.4 percent. Adjusted EBITDA excluding corporate expenses was $179 million, which resulted in a margin of 33.3 percent.
Special items for the quarter included acquisition-related fees of $5 million and severance expense of $1 million. Operating expenses were partially offset by FCC spectrum repacking reimbursements to TEGNA of $4 million. Non-operating items included a $7 million gain related to the acquisition of the company’s remaining interest in multicast channels Justice Network and Quest.

Interest expense in the quarter declined to $46 million compared to $49 million in the second quarter of 2018, due to lower average debt outstanding. Other non-operating items totaled income of $9 million for the quarter compared to expense of $0.3 million last year. Total cash at the end of the quarter was $29 million.

THIRD QUARTER AND FULL YEAR 2019 OUTLOOK
In the third quarter of 2019, TEGNA expects to be negatively impacted by cyclical even-to-odd year results by the absence of more than $60 million of political revenue last year. As provided last quarter, TEGNA is reaffirming its guidance metrics for the full year of 2019; for the third quarter, the Company expects:

Third Quarter 2019 Key Guidance Metrics[2]
Total Company GAAP Revenue	- low single digits
Non-GAAP Revenue (excluding political)	+ high single digits
Total Non-GAAP Operating Expenses	+ mid single digits
Non-GAAP Operating Expenses (excluding programming)	flat to + low single digits

Full Year 2019 Key Guidance Metrics[2] (As Presented in March 1, 2019 Earnings Release)
Subscription Revenue	+ mid-teens percent
Corporate Expenses	approximately $45 million
Depreciation	$55 - 60 million
Amortization	approximately $35 million
Interest Expense	$190 - 195 million
Total Capital Expenditures	$70 - 75 million
Non-Recurring Cap Ex (includes $17M spectrum repack)	approximately $35 million
Effective Tax Rate	23 - 25%
Leverage Ratio	approximately 4.0x
Free Cash Flow as a % of est. 2018/19 Revenue	17 - 18%
Free Cash Flow as a % of est. 2019/20 Revenue	18 - 19%

[2] Guidance includes stations acquired in the first quarter of 2019, excludes Justice Network and Quest (closed) and acquisitions announced but not yet closed.

UPDATE ON KEY STRATEGIC CONTENT AND PROGRAMMING INITIATIVES

•
Renewed CBS Affiliation Agreements - In June, announced a comprehensive, multi-year affiliation renewal agreement with CBS Corporation for 11 TEGNA markets, representing approximately one third of our household reach.

•
Completed Acquisition of Leading Multicast Networks Justice and Quest - TEGNA closed on the previously announced acquisition of the approximately 85 percent of the two networks it had not previously owned, which provide unique ad-supported programing to more than 87 million television homes.

•
VAULT Studios Announced Two New Podcast Projects - Two new true crime podcast projects were launched by VAULT Studios, TEGNA’s in-house digital content studio offering high-quality storytelling from the Company’s rich archive of investigative reports.

•
Ongoing Content Transformation and Excellence in Journalism - TEGNA stations received 10 National Edward R. Murrow Awards for excellence in local journalism, more than any other television broadcast group, with TEGNA journalists winning more than half of all the National Murrows awarded to large market television stations. The Company also received 91 Regional Edward R. Murrow Awards, the most in its history and more than any other media company this year, a George Foster Peabody Award for KING 5 Seattle’s investigative reporting and five Gracie Awards from the Alliance for Women in Media. For reference, our news releases on these awards are:

◦	TEGNA Wins 10 National Edward R. Murrow Awards[3]

◦	TEGNA Wins 91 Regional Edward R. Murrow Awards, More Than Any Other Media Company[4]

◦	KING 5 Wins Prestigious 2018 Peabody Award[5]

◦	TEGNA Receives Five Alliance for Women in Media Foundation Gracie Awards[6]

CAPITAL ALLOCATION AND M&A
TEGNA’s focused and active approach to capital allocation is intended to create immediate and sustainable value for shareholders. The announced agreement with Dispatch Broadcast Group to acquire leading NBC and CBS affiliate stations, WTHR and WBNS, and WBNS' sports radio stations, further demonstrates the Company’s commitment to its disciplined M&A framework. As a result of our announced acquisitions, leverage will increase to approximately 4.9x by year-end and free cash flow will subsequently be used to reduce debt, reducing net leverage to approximately 4.1x by the end of 2020. As announced last quarter, TEGNA suspended share repurchases through the end of 2020, following the announcement of the Nexstar-Tribune station acquisitions and in line with the Company’s primary focus on reducing debt.

Going forward, TEGNA will continue to evaluate and pursue organic and inorganic growth opportunities that fit the Company’s financial and strategic profile, with the goal of generating sustainable returns for shareholders.

_________________________

[3] https://www.tegna.com/tegna-wins-10-national-edward-r-murrow-awards/
[4] https://www.tegna.com/tegna-wins-91-regional-edward-r-murrow-awards-more-than-any-other-media-company/
[5] https://www.tegna.com/king-5-wins-prestigious-2018-peabody-award/
[6] https://www.tegna.com/tegna-receives-five-alliance-for-women-in-media-foundation-gracie-awards/

CONFERENCE CALL
TEGNA Inc. (NYSE: TGNA) will host its second quarter 2019 earnings conference call with financial analysts on Tuesday, August 6, 2019 at 8:30 a.m. (ET). The call will be accessible live to the media and general public via webcast and through a limited number of dial-in conference lines. TEGNA’s earnings announcement will be released to news outlets and wire services before the market opens on August 6. Materials related to the call will be available at that time through the Investor Relations section of TEGNA’s website, investors.TEGNA.com. The live webcast will be accessible through the company’s website. To listen to the live webcast, access investors.TEGNA.com and click on the link to the webcast. Allow at least 10 minutes to access TEGNA’s home page and complete the links before the webcast begins. To access the conference call, dial 800-458-4121 at least 10 minutes prior to the scheduled 8:30 a.m. (ET) start of the call. International callers should dial 323-794-2597. The confirmation code for the conference call is 3325310. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Tuesday, August 6 at 12:30 p.m. (ET) to Tuesday, August 20 at 12:30 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 3325310. A transcript of the conference call will also be made available on the company’s website.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 49 television stations and two radio stations in 41 markets, TEGNA is the largest owner of top 4 affiliates in the top 25 markets, reaching approximately one-third of all television households nationwide. TEGNA also owns leading multicast networks Justice Network and Quest that reach more than 87 million U.S. television homes. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

Certain statements in this press release may be forward looking in nature or “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward-looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors.

TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
John Janedis, CFA	Anne Bentley
SVP, Capital Markets & Investor Relations	VP, Communications
703-873-6222	703-873-6366
jjanedis@TEGNA.com	abentley@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended June 30,
	2019	2018	% Increase (Decrease)

Revenues	$536,932	$524,080	2.5

Operating expenses:
Cost of revenues, exclusive of depreciation	285,293	264,294	7.9
Business units - Selling, general and administrative expenses, exclusive of depreciation	73,941	78,933	(6.3)
Corporate - General and administrative expenses, exclusive of depreciation	15,836	11,221	41.1
Depreciation	14,533	13,861	4.8
Amortization of intangible assets	8,823	7,962	10.8
Spectrum repacking reimbursements and other	(4,306)	(6,326)	(31.9)
Total	394,120	369,945	6.5
Operating income	142,812	154,135	(7.3)

Non-operating income (expense):
Equity (loss) income in unconsolidated investments, net	(615)	15,547	***
Interest expense	(46,327)	(49,104)	(5.7)
Other non-operating items, net	8,964	(311)	***
Total	(37,978)	(33,868)	12.1

Income before income taxes	104,834	120,267	(12.8)
Provision for income taxes	24,879	27,755	(10.4)
Net income	$79,955	$92,512	(13.6)

Earnings per share:
Basic	$0.37	$0.43	(14.0)
Diluted	$0.37	$0.43	(14.0)

Weighted average number of common shares outstanding:
Basic	217,089	216,342	0.3
Diluted	217,905	216,515	0.6

CONSOLIDATED STATEMENTS OF INCOME TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Six months ended June 30,
	2019	2018	% Increase (Decrease)

Revenues	$1,053,685	$1,026,170	2.7

Operating expenses:
Cost of revenues, exclusive of depreciation	566,604	522,787	8.4
Business units - Selling, general and administrative expenses, exclusive of depreciation	145,406	152,554	(4.7)
Corporate - General and administrative expenses, exclusive of depreciation	30,571	23,929	27.8
Depreciation	29,450	27,332	7.7
Amortization of intangible assets	17,512	14,744	18.8
Spectrum repacking reimbursements and other	(11,319)	(6,326)	78.9
Total	778,224	735,020	5.9
Operating income	275,461	291,150	(5.4)

Non-operating income (expense):
Equity income in unconsolidated investments, net	11,413	14,309	(20.2)
Interest expense	(92,712)	(96,829)	(4.3)
Other non-operating items, net	7,425	(12,791)	***
Total	(73,874)	(95,311)	(22.5)

Income before income taxes	201,587	195,839	2.9
Provision for income taxes	47,653	48,140	(1.0)
Net Income	$153,934	$147,699	4.2

Earnings per share:
Basic	$0.71	$0.68	4.4
Diluted	$0.71	$0.68	4.4

Weighted average number of common shares outstanding:
Basic	216,900	216,309	0.3
Diluted	217,555	216,753	0.4

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, free cash flow and Adjusted revenues to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of spectrum repacking reimbursements and other, gains on sale of equity method investments, acquisition-related costs, severance costs and certain non-operating expenses (TEGNA Foundation donation and pension payment timing related charges). In addition, we have income tax special items associated with tax impacts related to the acquisition of KFMB.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income before (1) interest expense, (2) income taxes, (3) equity income (loss) in unconsolidated investments, net, (4) other non-operating items, net, (5) severance expense, (6) acquisition-related costs, (7) spectrum repacking reimbursements and other, (8) depreciation and (9) amortization. The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

The company also considers adjusted revenues to be an important non-GAAP financial measure. Adjusted revenue is calculated by taking total company revenues on a GAAP basis and adjusting it to exclude (1) estimated incremental Olympic and Super Bowl revenue and (2) political revenues. These adjustments are made to our reported revenue on a GAAP basis in order to evaluate and assess our core operations on a comparable basis, and it represents the ongoing operations of our media business.

This earnings release also discusses free cash flow, a non-GAAP performance measure. Beginning in the first quarter of 2019 we began using a new methodology to compute free cash flow. The change in methodology was determined to be preferable as it better reflects how the Board of Directors reviews the performance of the business and it more closely aligns to how other companies in the broadcast industry calculate this non-GAAP performance metric. The most directly comparable GAAP financial measure to free cash flow is Net income. Free cash flow is now calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) pension reimbursements, (5) severance expense,
(6) dividends received from equity method investments and (7) reimbursements from spectrum repacking. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

Tabular reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the following tables.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended June 30, 2019	GAAP measure	Severance expense	Acquisition-related costs	Spectrum repacking reimbursements and other	Other non-operating items	Non-GAAP measure

Corporate - General and administrative expenses, exclusive of depreciation	$15,836	$(201)	$(5,208)	$—	$—	$10,427
Spectrum repacking reimbursements and other	(4,306)	—	—	4,306	—	—
Operating expenses	394,120	(1,452)	(5,208)	4,306	—	391,766
Operating income	142,812	1,452	5,208	(4,306)	—	145,166
Equity (loss) in unconsolidated investments, net	(615)	—	—	—	—	(615)
Other non-operating items, net	8,964	—	—	—	(7,285)	1,679
Total non-operating expense	(37,978)	—	—	—	(7,285)	(45,263)
Income before income taxes	104,834	1,452	5,208	(4,306)	(7,285)	99,903
Provision for income taxes	24,879	359	1,062	(1,089)	(1,824)	23,387
Net income	79,955	1,093	4,146	(3,217)	(5,461)	76,516
Net income per share-diluted	$0.37	$0.01	$0.02	$(0.02)	$(0.03)	$0.35

		Special Items
Quarter ended June 30, 2018	GAAP measure	Spectrum repacking reimbursements and other	Net gain on equity method investment	Other non-operating items	Non-GAAP measure

Spectrum repacking reimbursements and other	$(6,326)	$6,326	$—	$—	$—
Operating expenses	369,945	6,326	—	—	376,271
Operating income	154,135	(6,326)	—	—	147,809
Equity income (loss) in unconsolidated investments, net	15,547	—	(16,758)	—	(1,211)
Other non-operating items, net	(311)	—	—	5,722	5,411
Total non-operating expense	(33,868)	—	(16,758)	5,722	(44,904)
Income before income taxes	120,267	(6,326)	(16,758)	5,722	102,905
Provision for income taxes	27,755	2	(4,216)	971	24,512
Net income	92,512	(6,328)	(12,542)	4,751	78,393
Net income per share-diluted (a)	$0.43	$(0.03)	$(0.06)	$0.03	$0.36
(a) - Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Six months ended June 30, 2019	GAAP measure	Severance expense	Acquisition-related costs	Spectrum repacking reimbursements and other	Gains on equity method investment	Other non-operating items	Non-GAAP measure

Corporate - General and administrative expenses, exclusive of depreciation	$30,571	$(201)	$(9,119)	$—	$—	$—	$21,251
Spectrum repacking reimbursements and other	(11,319)	—	—	11,319	—	—	—
Operating expenses	778,224	(1,452)	(9,119)	11,319	—	—	778,972
Operating income	275,461	1,452	9,119	(11,319)	—	—	274,713
Equity income in unconsolidated investments, net	11,413	—	—	—	(13,126)	—	(1,713)
Other non-operating items, net	7,425	—	—	—	—	(6,285)	1,140
Total non-operating expense	(73,874)	—	—	—	(13,126)	(6,285)	(93,285)
Income before income taxes	201,587	1,452	9,119	(11,319)	(13,126)	(6,285)	181,428
Provision for income taxes	47,653	359	2,042	(2,847)	(3,169)	(1,574)	42,464
Net income	153,934	1,093	7,077	(8,472)	(9,957)	(4,711)	138,964
Net income per share-diluted	$0.71	$0.01	$0.03	$(0.04)	$(0.05)	$(0.02)	$0.64

		Special Items
Six months ended June 30, 2018	GAAP measure	Spectrum repacking reimbursements and other	Net gain on equity method investment	Other non-operating items	Pension payment timing related charges	Non-GAAP measure

Spectrum repacking reimbursements and other	$(6,326)	$6,326	$—	$—	$—	$—
Operating expenses	735,020	6,326	—	—	—	741,346
Operating income	291,150	(6,326)	—	—	—	284,824
Equity income (loss) in unconsolidated investments, net	14,309	—	(16,758)	—	—	(2,449)
Other non-operating items	(12,791)	—	—	15,184	6,300	8,693
Total non-operating expense	(95,311)	—	(16,758)	15,184	6,300	(90,585)
Income before income taxes	195,839	(6,326)	(16,758)	15,184	6,300	194,239
Provision for income taxes	48,140	2	(4,216)	(472)	1,608	45,062
Net income	147,699	(6,328)	(12,542)	15,656	4,692	149,177
Net income per share-diluted (a)	$0.68	$(0.03)	$(0.06)	$0.07	$0.02	$0.69
(a) - Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended June 30,
	2019	2018	% Increase (Decrease)
Net income (GAAP basis)	$79,955	$92,512	(13.6)
Plus: Provision for income taxes	24,879	27,755	(10.4)
Plus: Interest expense	46,327	49,104	(5.7)
Plus (Less): Equity loss (income) in unconsolidated investments, net	615	(15,547)	***
Plus: Other non-operating items, net	(8,964)	311	***
Operating income (GAAP basis)	142,812	154,135	(7.3)
Plus: Severance expense	1,452	—	***
Plus: Acquisition-related costs	5,208	—	***
Less: Spectrum repacking reimbursements and other	(4,306)	(6,326)	(31.9)
Adjusted operating income (non-GAAP basis)	145,166	147,809	(1.8)
Plus: Depreciation	14,533	13,861	4.8
Plus: Amortization of intangible assets	8,823	7,962	10.8
Adjusted EBITDA (non-GAAP basis)	$168,522	$169,632	(0.7)
Corporate - General and administrative expense, exclusive of depreciation (non-GAAP basis)	10,427	11,221	(7.1)
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$178,949	$180,853	(1.1)

	Six months ended June 30,
	2019	2018	% Increase (Decrease)
Net income (GAAP basis)	$153,934	$147,699	4.2
Plus: Provision for income taxes	47,653	48,140	(1.0)
Plus: Interest expense	92,712	96,829	(4.3)
(Less): Equity (income) in unconsolidated investments, net	(11,413)	(14,309)	(20.2)
Plus: Other non-operating items, net	(7,425)	12,791	***
Operating income (GAAP basis)	275,461	291,150	(5.4)
Plus: Severance expense	1,452	—	***
Plus: Acquisition-related costs	9,119	—	***
Less: Spectrum repacking reimbursements and other	(11,319)	(6,326)	78.9
Adjusted operating income (non-GAAP basis)	274,713	284,824	(3.5)
Plus: Depreciation	29,450	27,332	7.7
Plus: Amortization of intangible assets	17,512	14,744	18.8
Adjusted EBITDA (non-GAAP basis)	$321,675	$326,900	(1.6)
Corporate - General and administrative expense, exclusive of depreciation (non-GAAP basis)	21,251	23,929	(11.2)
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$342,926	$350,829	(2.3)

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4
Reconciliations of adjusted revenues to our revenues presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended June 30,			Six months ended June 30,
	2019	2018	% Increase (Decrease)	2019	2018	% Increase (Decrease)

Advertising and Marketing Services	$289,569	$281,847	2.7%	$553,971	$564,786	(1.9)
Subscription	236,162	209,363	12.8%	477,737	414,919	15.1
Political	3,229	25,709	(87.4%)	5,933	33,315	(82.2)
Other	7,972	7,161	11.3%	16,044	13,150	22.0
Total revenues (GAAP basis)	$536,932	$524,080	2.5%	$1,053,685	$1,026,170	2.7
Factors impacting comparisons:
Estimated net incremental Olympic and Super Bowl	—	—	***	(8,000)	(24,000)	(66.7)
Political	(3,229)	(25,709)	(87.4%)	(5,933)	(33,315)	(82.2)
Total company adjusted revenues (non-GAAP basis)	$533,703	$498,371	7.1%	$1,039,752	$968,855	7.3

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5

“Free cash flow” is a non-GAAP performance measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of similar GAAP financial measures.

	Quarter ended June 30,
	2019	2018	% Increase (Decrease)

Net income (GAAP Basis)	$79,955	$92,512	(13.6)
Plus: Provision for income taxes	24,879	27,755	(10.4)
Plus: Interest expense	46,327	49,104	(5.7)
Plus: Acquisition-related costs	5,208	—	***
Plus: Depreciation	14,533	13,861	4.8
Plus: Amortization	8,823	7,962	10.8
Plus: Stock-based compensation	5,008	4,368	14.7
Plus: Company stock 401(k) contribution	3,244	—	***
Plus: Syndicated programming amortization	13,531	13,526	***
Plus: Severance expense	1,452	—	***
Plus: Cash dividend from Equity Investments for return on capital	—	11,295	***
Plus (Less): Equity (loss) income in unconsolidated investments, net	615	(15,547)	***
Plus: Cash reimbursements from spectrum repacking	4,306	2,025	***
(Less) Plus: Other non-operating items, net	(8,965)	311	***
Less: Spectrum repacking reimbursements and other	(4,306)	(6,326)	(31.9)
Less: Syndicated programming payments	(10,434)	(12,364)	(15.6)
Less: Pension contributions	(5,005)	(7,012)	(28.6)
Less: Interest payments	(58,549)	(61,232)	(4.4)
Less: Tax payments, net of refunds	(56,182)	(39,812)	41.1
Less: Purchases of property and equipment	(12,874)	(10,221)	26.0
Free cash flow (non-GAAP basis)	$51,566	$70,205	(26.5)

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5 (continued)

“Free cash flow” is a non-GAAP performance measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of similar GAAP financial measures.

	Six months ended June 30,
	2019	2018	% Increase (Decrease)

Net income (GAAP basis)	$153,934	$147,699	4.2
Plus: Provision for income taxes	47,653	48,140	(1.0)
Plus: Interest expense	92,712	96,829	(4.3)
Plus: Acquisition-related costs	9,119	—	***
Plus: Depreciation	29,450	27,332	7.7
Plus: Amortization	17,512	14,744	18.8
Plus: Stock-based compensation	9,442	7,967	18.5
Plus: Company stock 401(k) contribution	3,244	—	***
Plus: Syndicated programming amortization	26,994	26,812	0.7
Plus: Pension reimbursements	—	29,240	***
Plus: Severance expense	1,452	—	***
Plus: Cash dividend from equity investments for return on capital	—	11,295	***
Plus: Cash reimbursements from spectrum repacking	8,439	2,025	***
(Less) Plus: Other non-operating items, net	(7,425)	12,791	***
Less: Tax payments, net of refunds	(55,785)	(37,013)	50.7
Less: Spectrum repacking reimbursements and other	(11,319)	(6,326)	78.9
Less: Equity income in unconsolidated investments, net	(11,413)	(14,309)	(20.2)
Less: Syndicated programming payments	(23,722)	(26,020)	(8.8)
Less: Pension contributions	(5,947)	(35,384)	(83.2)
Less: Interest payments	(85,961)	(91,360)	(5.9)
Less: Purchases of property and equipment	(37,684)	(20,864)	80.6
Free cash flow (non-GAAP basis)	$160,695	$193,598	(17.0)